--------------------------------------------------------------------------------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          -----------------------------

                                   FORM 8-K/A

                               AMENDMENT NO. 3 TO
                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                          -----------------------------

      Date of Report (Date of earliest event reported): September 17, 2001

                          -----------------------------



                             VEECO INSTRUMENTS INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


         DELAWARE                   0-16244                 11-2989601
     (STATE OR OTHER              (COMMISSION              (IRS EMPLOYER
       JURISDICTION              FILE NUMBER)           IDENTIFICATION NO.)
    OF INCORPORATION)


     100 SUNNYSIDE BOULEVARD, WOODBURY, NEW YORK                11797
      (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)               (ZIP CODE)


       Registrant's telephone number, including area code: (516) 677-0200


                                 Not applicable.
                                 ---------------
         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT.)

--------------------------------------------------------------------------------

The registrant hereby amends its Current Report on Form 8-K filed with the Securities and Exchange Commission (the "Commission") on September 21, 2001, as amended by Amendment No. 1 filed with the Commission on October 1, 2001 and Amendment No. 2 filed with the Commission on October 2, 2001, to include the financial information set forth below:

Item 7.     Financial Statements and Exhibits

(a)   Financial statements of business acquired.

  (i) The audited consolidated balance sheets of Applied Epi, Inc. and Subsidiaries as of December 31, 2000 and 1999, and the related audited consolidated statements of operations, stockholders' equity and cash flows for the years then ended, and the related independent auditors' report are included on pages 4 through 20.

 (ii) The unaudited consolidated balance sheet of Applied Epi, Inc. and Subsidiaries as of June 30, 2001, and the related unaudited consolidated statements of operations and cash flows for each of the six month periods ended June 30, 2001 and 2000 are included on pages 21 through 25.

(b)   Pro forma financial information

      The unaudited pro forma combined condensed consolidated balance sheet of Veeco Instruments Inc. as of June 30, 2001 and the unaudited pro forma combined condensed consolidated statements of operations for the year ended December 31, 2000 and the six months ended June 30, 2000 and 2001, respectively, are included on pages 26 through 32.

(c)   Exhibits

      Exhibit           Description of Document
      -------           -----------------------

      23.1              Consent of Deloitte & Touche LLP

                          INDEX TO FINANCIAL STATEMENTS

Consolidated balance sheets of Applied Epi, Inc. and Subsidiaries as of December 31, 2000 and 1999 and the related consolidated statements of operations, stockholders' equity and cash flows for the years then ended

      Independent auditors' report                                          4
      Consolidated balance sheets                                           5
      Consolidated statements of operations                                 6
      Consolidated statements of stockholders' equity                       7
      Consolidated statements of cash flows                                 8
      Notes to consolidated financial statements                            9

Consolidated balance sheet of Applied Epi, Inc. and Subsidiaries as of June 30, 2001 and the related consolidated statements of operations and cash flows for each of the six month periods ended June 30, 2001 and 2000 (unaudited)

      Consolidated balance sheet                                           21
      Consolidated statements of operations                                22
      Consolidated statements of cash flows                                23
      Notes to consolidated financial statements                           24

Pro forma Combined Condensed Consolidated Financial Statements of Veeco Instruments Inc. and Subsidiaries (unaudited)

      Pro forma combined condensed consolidated balance sheet
             as of June 30, 2001                                           27
      Pro forma combined condensed consolidated statement
             of operations for the year ended December 31, 2000            28
      Pro forma combined condensed consolidated statement
             of operations for the six months ended June 30, 2000          29
      Pro forma combined condensed consolidated statement
             of operations for the six months ended June 30, 2001          30
      Notes to pro forma combined condensed consolidated
             financial information                                         31

INDEPENDENT AUDITORS' REPORT

To the Boards of Directors and Stockholders of
  Applied Epi, Inc. and Subsidiaries
Saint Paul, Minnesota

We have audited the accompanying consolidated balance sheets of Applied Epi, Inc. and Subsidiaries (the Company) as of December 31, 2000 and 1999 and the related consolidated statements of operations, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Applied Epi, Inc. and Subsidiaries as of December 31, 2000 and 1999 and the consolidated results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

DELOITTE & TOUCHE LLP

March 16, 2001
(September 17, 2001 as to the last paragraph of Note 11)


APPLIED EPI, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2000 AND 1999
------------------------------------------------------------------------------------------------------
                                                                            2000              1999
ASSETS

CURRENT ASSETS:
   Cash and cash equivalents                                            $    483,344      $  1,478,464
   Accounts receivable (less allowance for doubtful accounts of
     $120,869 and $60,000 at December 31, 2000 and 1999)                   4,379,681         2,939,386
   Due from related party                                                    589,932
   Inventories                                                             8,861,640         2,505,278
   Prepaid expenses and advances                                             171,818           105,123
   Other                                                                     150,921
                                                                        ------------      ------------
         Total current assets                                             14,047,404         7,618,183

PROPERTY AND EQUIPMENT:
   Land                                                                    4,108,401         1,825,000
   Building                                                                5,156,776         4,280,040
   Equipment, furniture, and fixtures                                      2,628,597         1,190,558
                                                                        ------------      ------------
         Total                                                            11,893,774         7,295,598
   Less accumulated depreciation                                           1,011,310           662,495
                                                                        ------------      ------------
         Net property and equipment                                       10,882,464         6,633,103

GOODWILL, net of accumulated amortization                                    585,713           715,871

OTHER ASSETS                                                                 904,273           847,468
                                                                        ------------      ------------
                                                                        $ 26,419,854      $ 15,814,625
                                                                        ============      ============
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
   Line of credit                                                       $  3,000,000
   Current portion of long-term debt                                         716,060      $    325,914
   Notes payable - related parties                                                             500,000
   Accounts payable                                                        2,631,770           494,396
   Deferred profit                                                         1,671,299           469,702
   Accrued compensation                                                      647,173           311,726
   Current portion of employee performance plan                               60,243           623,252
   Accrued warranty expenses                                                 298,332           146,881
   Other accrued expenses                                                    578,561            31,700
                                                                        ------------      ------------
         Total current liabilities                                         9,603,438         2,903,571

EMPLOYEE PERFORMANCE PLAN, less current portion
LONG-TERM DEBT, less current portion                                       6,059,213         5,018,296

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
   Preferred stock, $0.01 par value - 25,000,000 shares authorized, none issued and outstanding
   Common stock, $0.01 par value - 100,000,000 shares authorized,
     27,003,725 shares issued and outstanding                                270,037           270,037
   Additional paid-in capital                                             24,885,467           593,973
   Deferred stock-based compensation                                      (2,192,931)
   Retained (deficit) earnings                                           (12,205,370)        6,390,388
                                                                        ------------      ------------
         Total stockholders' equity                                       10,757,203         7,254,398
                                                                        ------------      ------------
                                                                        $ 26,419,854      $ 15,814,625
                                                                        ============      ============

See notes to consolidated financial statements.


APPLIED EPI, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
YEARS ENDED DECEMBER 31, 2000 AND 1999
-------------------------------------------------------------------------------------

                                                           2000              1999
SALES                                                  $ 24,885,535      $ 15,388,941

COST OF SALES (exclusive of $2,820,359
   reported below as stock-based compensation
   in 2000)                                              13,801,118         8,579,349
                                                       ------------      ------------

GROSS PROFIT                                             11,084,417         6,809,592

OPERATING EXPENSES:
   Selling expenses (exclusive of $1,595,949
     reported below as stock-based compensation
     in 2000)                                             2,788,067         1,828,934
   General and administrative expenses (exclusive
     of $14,887,077 reported below as stock-based
     compensation in 2000)                                2,564,938         1,001,316
   Research and development expenses (exclusive
     of $1,599,979 reported below as stock-based
     compensation in 2000)                                2,177,180           471,561
   Stock-based compensation                              20,903,364
                                                       ------------      ------------
         Total operating expenses                        28,433,549         3,301,811
                                                       ------------      ------------

(LOSS) INCOME FROM OPERATIONS                           (17,349,132)        3,507,781

INTEREST AND OTHER (EXPENSE) INCOME:
   Interest expense                                        (581,605)         (437,379)
   Nonrecurring financing costs                            (523,346)
   Other, primarily interest income from related
     party in 1999                                           76,208         2,021,446
                                                       ------------      ------------
         Total interest and other (expense) income       (1,028,743)        1,584,067
                                                       ------------      ------------

NET (LOSS) INCOME                                      $(18,377,875)     $  5,091,848
                                                       ============      ============


See notes to consolidated financial statements.

APPLIED EPI, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                                                                                        Note
                                                                                                     (Payable to)
                                                                                                      Receivable
                                          Common Stock          Additional   Deferred     Retained       From           Total
                                   -------------------------     Paid-in   Stock-Based    Earnings      Related       Stockholders'
                                        Amount      Shares       Capital   Compensation   (Deficit)      Party         Equity

Balance at January 1, 1999         $    270,037   27,003,725 $    593,973               $  1,298,540  $ (6,269,168) $ (4,106,618)

   Net income                                                                              5,091,848                   5,091,848
   Advances to related parties                                                                          (2,117,038)   (2,117,038)
   Repayments from related parties
     (net of discount)                                                                                   8,386,206     8,386,206
                                   ------------ ------------ ------------               ------------  ------------  ------------

Balance at December 31, 1999            270,037   27,003,725      593,973                  6,390,388            --     7,254,398

   Net loss                                                                              (18,377,875)                (18,377,875)
   Deferred stock-based
     compensation                                              12,403,082 $(12,403,082)
   Amortization of deferred
     stock-based compensation                                               10,210,151                                10,210,151
   Majority stockholder sale
     deemed capital contribution                                5,494,699                                              5,494,699
   Dissolution of employee
     performance plan                                           6,393,713                                              6,393,713
   Distributions to stockholders                                                            (217,883)                   (217,883)
                                   ------------ ------------ ------------ ------------  ------------  ------------  ------------

Balance at December 31, 2000       $    270,037   27,003,725 $ 24,885,467 $ (2,192,931) $(12,205,370) $         --  $ 10,757,203
                                   ============ ============ ============ ============  ============  ============  ============


See notes to consolidated financial statements.


APPLIED EPI, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2000 AND 1999
-------------------------------------------------------------------------------------------------------

                                                                            2000               1999

CASH FLOWS FROM OPERATING ACTIVITIES:
   Net (loss) income                                                    $(18,377,875)     $  5,091,848
   Adjustments to reconcile net (loss) income to net cash (used in)
       provided by operating activities:
     Depreciation and amortization                                           481,046           292,733
     Discount on note receivable from related party                                         (1,532,000)
     Gain on sale of property and equipment                                   (6,670)
     Stock-based compensation                                             20,903,364
   Changes in operating assets and liabilities:
     Accounts receivable                                                  (1,440,295)         (433,786)
     Inventories                                                          (6,356,362)         (672,535)
     Prepaid expenses and advances                                          (241,801)          129,352
     Accounts payable                                                      2,137,374           174,542
     Deferred profit                                                       1,201,597           (89,727)
     Accrued expenses                                                      1,027,589           406,345
                                                                        ------------      ------------
         Net cash (used in) provided by operating activities                (672,033)        3,366,772

CASH FLOWS FROM INVESTING ACTIVITIES:
   Acquisition of property and equipment                                  (4,675,329)       (7,274,422)
   Proceeds from sale of property and equipment                               81,750
   Payments from related party on note receivable                                            9,918,206
   Advances to related party on note receivable                                             (2,117,038)
                                                                        ------------      ------------
         Net cash (used in) provided by investing activities              (4,593,579)          526,746

CASH FLOWS FROM FINANCING ACTIVITIES:
   Net proceeds from line of credit                                        3,000,000
   Payments for loan origination fees                                        (32,620)         (109,378)
   Proceeds from issuance of long-term debt                                1,785,000         5,100,000
   Proceeds from issuance of notes payable - related parties                                   500,000
   Payments on notes payable                                                (109,727)       (7,313,943)
   Payments on notes payable - related parties                                              (2,135,000)
   Payments on notes payable - former stockholders                          (244,210)         (255,648)
   Distributions to stockholders                                            (127,951)
                                                                        ------------      ------------
         Net cash provided by (used in) financing activities               4,270,492        (4,213,969)
                                                                        ------------      ------------

NET DECREASE IN CASH AND CASH EQUIVALENTS                                   (995,120)         (320,451)

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                             1,478,464         1,798,915
                                                                        ------------      ------------

CASH AND CASH EQUIVALENTS AT END OF YEAR                                $    483,344      $  1,478,464
                                                                        ============      ============

SUPPLEMENTAL CASH FLOW INFORMATION:
   Interest paid                                                        $    558,289      $    499,310
   Income taxes paid (refunded)                                                2,566           (58,068)
   Nonmonetary exchange of amount due from related party
     for note payable to related party                                       500,000
   Nonmonetary distribution to majority stockholder for
     amount due from related party                                            89,932


See notes to consolidated financial statements.

APPLIED EPI, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2000 AND 1999
--------------------------------------------------------------------------------

1.   NATURE OF BUSINESS AND BASIS OF PRESENTATION

     Applied Epi, Inc. (formerly Chorus Corporation) was incorporated in Minnesota in 1986 and was 81%- and 90%-owned by the Majority Stockholder at December 31, 2000 and 1999, respectively. Applied Epi, Inc. (the Company) is a provider of epitaxial equipment and related components used to produce compound semiconductors for the fiber optic, wireless, and lighting and display markets, as well as other consumer applications.

     In 1992, Applied Epi International, Inc. (formerly Chorus International Corporation) was incorporated as an Interest Charge Domestic
     International Sales Corporation (IC-DISC). Applied Epi International, Inc. was formed to perform foreign sales activities and to obtain tax benefits related to the Company's foreign sales.

     In 1993, Applied Epi Europe, Inc. (formerly EPI Europe, Ltd.) was incorporated as a Minnesota company. Applied Epi Europe, Inc. was formed for the purpose of sales and distribution of the Company's products in Europe.

     In December 2000, the Board of Directors (the Board) declared a five-for-one stock split effective December 31, 2000. All stock option, performance unit, and share data have been restated to reflect the split.

     In September 2000, the Company entered into a tax-free transaction pursuant to Section 351 of the Internal Revenue Code and issued 122,005 shares of common stock to the Majority Stockholder in exchange for 100% of the shares of Applied Epi International, Inc. and Applied Epi Europe, Inc., resulting in these entities becoming wholly owned subsidiaries of the Company. Since Applied Epi International, Inc. and Applied Epi Europe, Inc. were under the common control of the Company due to the Majority Stockholder's controlling interest in all three entities, the transaction has been accounted for on an "as if pooling" basis. The consolidated financial statements represent the financial position, results of operations, and cash flows of the Company, Applied Epi International, Inc., and Applied Epi Europe, Inc. for the period from January 1, 1999 to December 31, 2000 as if the transaction had occurred at the beginning of the earliest period presented. All significant intercompany accounts and activities have been eliminated in these consolidated financial statements.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     MANAGEMENT'S USE OF ESTIMATES - The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     BUSINESS RISKS - The nature of the Company's operations exposes the Company to certain business risks. The markets for the Company's products are competitive and subject to technological change and evolving industry standards that may significantly alter the operation of the Company and its potential customers. Also, the Company is dependent on certain key employees.

     CONCENTRATION OF CREDIT RISK - The Company had three and two different customers that accounted for 57% and 42% of consolidated trade accounts receivable at December 31, 2000 and 1999, respectively. The Company had sales to an unrelated international distributor of its products who individually accounted for 20% of consolidated sales in 2000. The Company had no customers who individually accounted for more than 10% of consolidated sales in 1999. During 2000 and 1999, the Company's top ten customers accounted for an aggregate of 67% and 46% of sales, respectively.

     The Company periodically reviews all customer accounts receivable for collectibility. It generally does not require collateral for its trade accounts receivable. The Company manages credit risk by evaluating creditworthiness regularly. Estimated losses within accounts receivable are reserved through establishment of an allowance for doubtful accounts. Customer accounts considered by management to be uncollectible are written off.

     FAIR VALUE OF FINANCIAL INSTRUMENTS - At December 31, 2000 and 1999, the Company's financial instruments included cash and cash equivalents, accounts receivable, accounts payable, and debt. At December 31, 2000 and 1999, the fair values of cash and cash equivalents, accounts receivable, and accounts payable approximated carrying values because of the short-term nature of these instruments. The carrying amounts of the line of credit and long-term debt are considered to be representative of their respective fair values as their interest rates are generally based on market rates.

     FOREIGN CURRENCY TRANSLATION - Assets and liabilities of Applied Epi Europe, Inc. are translated from U.K. pounds to U.S. dollars at year-end rates, and the statements of operations are translated at average exchange rates during the year. As the functional currency of Applied Epi Europe, Inc. is the U.S. dollar, all other translation adjustments are recorded in the consolidated statements of operations within other income (expense). Foreign currency losses were $(264,480) and $(41,441) during 2000 and 1999, respectively.

     REVENUE RECOGNITION - The Company currently manufactures high-volume production, low-volume production, and research Molecular Beam Epitaxy
     (MBE) systems and performance products (effusions cells, software, and accessories). The Company's revenue recognition policies are in accordance with the Securities and Exchange Commission's (SEC) Staff Accounting Bulletin (SAB) No. 101, REVENUE RECOGNITION IN FINANCIAL STATEMENTS. The Company's revenue recognition policies for its products are as follows:

          High-Volume Production, Low-Volume Production, and Research Systems - For the majority of these systems, the customer is invoiced a portion of the contract price upon receipt of a signed purchase order (ranging from 0%-30%). Once the Company manufactures the system, the customer witnesses a factory acceptance test at the Company's facility and signs an acceptance form. The production system is then disassembled, shipped to the customer's site, and reassembled by the Company and customer personnel. Upon shipment, an additional portion of the contract price is billed to the customer (ranging from 50%-90%). Once the system has been reassembled at the customer's plant, generally a final site acceptance test is performed and the customer signs a final acceptance form. In some instances, final customer acceptance may also require achieving certain performance specifications. Upon receipt of final customer acceptance, the remaining unbilled contract price is invoiced to the customer (ranging from 5%-20%) and all revenue from the contract is recognized. Until final customer acceptance has been received, amounts that have been billed to the customer net of the cost of systems awaiting final customer acceptance are recorded as deferred profit. At the time of final customer acceptance, a warranty reserve for the system is also established.

          Performance Products - Revenue is recognized upon shipment of product to the customer. Upon shipment, the customer is invoiced for the purchase price and payment is generally due within 30 days.

          Freight billed to customers is recorded in sales, and freight costs are included in cost of sales.

     CASH EQUIVALENTS - The Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents.

     INVENTORIES - Inventories are stated at the lower of cost (first-in, first-out method) or market. The Company includes in inventory all direct material, labor, and production costs.

     PROPERTY AND EQUIPMENT - Property and equipment are recorded at historical cost and are depreciated using both straight-line and accelerated methods over the following estimated useful lives:

     Building                                                         39 years
     Equipment, furniture, and fixtures                           5 - 10 years

     TAX INCREMENT FINANCING RECEIVABLE - On September 1, 1998, the Company entered into a development agreement with the Economic Development Authority of the Town of White Bear, Minnesota (the Authority) and Continental Technology Center, LLP (Continental). Under the terms of the agreement, the Authority was to pay Continental tax increment assistance on a pay-as-you-go basis commencing February 1, 2001. The Authority was to pay Continental 80% of the tax increments that it received and retained with respect to real estate taxes paid during the preceding calendar year. Such payments by the Authority were to continue until the earlier of (i) February 1, 2009 or (ii) until Continental had received the principal amount of $656,000, together with interest on the unpaid principal balance, at an annual rate of 9.75% (such interest to accrue from January 1, 1999).

     The Company leased approximately 90% of the building built by Continental from July 1998 until it purchased the building and adjacent land from Continental for $6,825,000 in December 1999. In connection with this purchase, the tax increment financing arrangement was assigned to the Company. In connection with this assignment, the Company recorded a receivable in the amount of the expected future payments to be received of $719,960 and reduced its basis in the building by that amount.

     GOODWILL - Goodwill of $1,301,583 is related to the 1995 acquisition of Superior Vacuum Technology, Inc. (SVT) and is shown in the balance sheets net of accumulated amortization of $715,870 and $585,712 at December 31, 2000 and 1999, respectively. Goodwill is being amortized on a straight-line basis over ten years. The Company periodically reviews goodwill to assess recoverability. The Company evaluates the recoverability by measuring the unamortized balance of such goodwill against estimated future cash flows. If events or circumstances indicate that the carrying amount of such asset may not be recoverable, goodwill would be adjusted to the present value of the estimated future cash flows. Based on evaluations performed, there was no adjustment to the carrying value of goodwill during 2000 and 1999.

     IMPAIRMENT OF LONG-LIVED ASSETS - The Company evaluates its long-lived assets (including certain property and equipment) for impairment if events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. The Company evaluates the recoverability of long-lived assets by measuring the unamortized balance of the long-lived assets against estimated undiscounted future cash flows. If such analysis were to indicate that the carrying amount of such assets may not be recoverable, the assets would be adjusted to estimated fair value based on the present value of the estimated future cash flows. There was no adjustment to the carrying value of long-lived assets in 2000 and 1999.

     ACCRUED WARRANTY EXPENSES - The Company warrants its system and nonsystem products for periods of one and two years, respectively. The Company provides for estimated and known warranty costs through a warranty reserve. The warranty reserve of $298,332 and $146,881 at December 31, 2000 and 1999, respectively, represents the Company's estimated liability for known and unknown defective items not yet repaired.

     RESEARCH AND DEVELOPMENT - The Company incurs costs related to research and development in connection with new product development and the enhancement of existing products. Research and development costs consist primarily of wages and related employee benefits and are charged to expense as incurred.

     STOCK-BASED COMPENSATION - The Company accounts for stock-based employee compensation arrangements in accordance with the provisions of Accounting Principles Board (APB) Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES. Accordingly, compensation expense has been recorded based on the intrinsic value amortized over the vesting period. In addition, the Company has adopted Financial Accounting Standards Board Interpretation No. (FIN) 44, ACCOUNTING FOR CERTAIN TRANSACTIONS INVOLVING STOCK COMPENSATION - AN INTERPRETATION OF APB OPINION NO. 25.

     FIN 44 clarifies the application of APB Opinion No. 25 for only certain issues. Among other issues, FIN 44 clarifies (a) the definition of employee for purposes of applying APB Opinion No. 25, (b) the criteria for determining whether a plan qualifies as a noncompensatory plan, (c) the accounting consequence of various modifications to the terms of a previously fixed stock option or award, and (d) the accounting for an exchange of stock compensation awards in a business combination. FIN 44 had no effect on the Company's accounting policies concerning stock-based compensation.

     INCOME TAXES - Beginning with tax year 1997, the Company elected to be recognized as an S Corporation under the provisions of the Internal Revenue Code (the Code) and, as such, does not pay federal or state income taxes. The income from this corporation is included in the individual income tax returns of the stockholders, who are then responsible for the related income taxes.

     In 1997, Applied Epi Europe, Inc. also elected to be recognized as an S Corporation. As discussed in Note 1, Applied Epi Europe, Inc. became a subsidiary of Applied Epi, Inc. in September 2000. Applied Epi Europe, Inc. is currently a C Corporation. As a result, Applied Epi Europe, Inc. will be required to pay approximately $1,000 in federal corporate income taxes for 2000.

     As an IC-DISC, Applied Epi International, Inc. is not required to pay federal corporate income taxes. Approximately $465,000 and $838,000 of income from Applied Epi International, Inc. was not subject to income taxes in 2000 and 1999, respectively. As required to retain its status as an IC-DISC, it is the intention of management to reinvest such earnings indefinitely.

     NEW ACCOUNTING STANDARD - On January 1, 2001, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 133, ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES, as amended by SFAS No. 138, ACCOUNTING FOR CERTAIN DERIVATIVE INSTRUMENTS AND CERTAIN HEDGING ACTIVITIES. SFAS No. 133 establishes accounting and reporting standards for derivative instruments and for hedging activities. It requires that all derivatives, including those embedded in other contracts, be recognized as either assets or liabilities and that those financial instruments be measured at fair value. The accounting for changes in the fair value of derivatives depends on their intended use and designation. Management has reviewed the requirements of SFAS No. 133 and has determined that they have no freestanding or embedded derivatives. All contracts that contain provisions meeting the definition of a derivative also meet the requirements of, and have been designated as, normal purchases or sales.

     RECLASSIFICATIONS - Certain reclassifications have been made to the 1999 consolidated financial statements to conform with the 2000 presentation. These reclassifications had no effect on net income or total stockholders' equity as previously reported.

3.   SEGMENTS

     Management considers all of the Company's operating activities as one reportable segment due to commonality in products, production process, types or classes of customers, and method of product distribution.

     Sales by geographic area (allocated by the customer's location) were as follows for the years ended December 31:


                                                             2000          1999

     United States                                       $16,060,617   $ 9,281,145
     Other countries                                       8,824,918     6,107,796
                                                         -----------   -----------
                                                         $24,885,535   $15,388,941


4.   INVENTORIES

     Inventories consist of the following at December 31:

                                                             2000         1999

     Raw materials                                        $3,739,656    $1,379,734
     Work-in-progress                                      5,056,987     1,030,018
     Finished goods                                           64,997        95,526
                                                          ----------    ----------
                                                          $8,861,640    $2,505,278

5.   DEBT

      Short-term debt consists of the following at December 31:

                                                                2000        1999

     Line of credit                                          $3,000,000

     REVOLVING CREDIT AGREEMENT - In June 2000, the Company entered into a revolving credit agreement with U.S. Bank, National Association (the Revolver), which was amended in November 2000. The Revolver consists of a revolving loan of up to $5,000,000. The Revolver requires the Company to pay interest on the outstanding debt on a monthly basis at a floating rate equal to the sum of (a) the adjusted Eurodollar rate (as defined) plus the applicable margin (as defined). The Company's borrowing base under the Revolver is equal to the sum of (1) the lesser of 50% of eligible inventory or $3,000,000 plus (2) 80% of eligible receivables. The outstanding principal together with all unpaid interest is due on July 1, 2001. As of December 31, 2000, the outstanding balance under the Revolver was $3,000,000 and total available borrowing capacity was approximately $4,595,000.

     The credit agreement prohibits the Company from paying dividends or making any cash distributions on the Company's stock other than distributions to allow the Company's stockholders to pay their respective income taxes as a result of the Company's S Corporation status, without U.S. Bank's prior written consent.

     The Revolver is secured by substantially all of the Company's inventory, equipment, and general intangibles. The Revolver is guaranteed by the Majority Stockholder. Also, the Revolver requires the Company to meet certain affirmative and negative covenants. As of December 31, 2000, the Company was in compliance with the financial covenants contained in the Revolver.

      Long-term debt consists of the following at December 31:


                                                                                  2000           1999
     Term note payable for building mortgage, due in monthly installments through December 2019, variable interest rate
       (7.91% at December 31, 2000)                                           $4,406,619     $4,500,000
     Term note payable for land purchase, due December 2001,
       variable interest rate (9.5% at December 31, 2000)                        600,000        600,000
     Term note payable for land purchase, due in monthly
       installments through August 2005, variable interest rate
       (8.54% at December 31, 2000)                                            1,633,654
     Note payable to economic development authority, due
       December 2008 (0% at December 31, 2000)                                   135,000
     Notes payable to former stockholders, paid January 2000                                    244,210
                                                                              ----------     ----------
                                                                               6,775,273      5,344,210
Less current portion                                                             716,060        325,914
                                                                              ----------     ----------
                                                                              $6,059,213     $5,018,296
                                                                              ==========     ==========

     Long-term debt maturities at December 31 were as follows:

     2001                                                           $  716,060
     2002                                                              125,665
     2003                                                              136,067
     2004                                                              147,331
     2005 and thereafter                                             5,650,150
                                                                    ----------
                                                                    $6,775,273

     CREDIT AGREEMENTS - In December 1999, the Company entered into a credit agreement with Jackson National Life Insurance Company. The credit agreement consists of a $4,500,000 note payable over a term of 20 years. The note requires monthly payments of principal and interest of $39,081 at the greater of the annual LIBOR rate plus 2.05% or 6%. The proceeds of the note were used for the purchase of land and the Company's building in Saint Paul, Minnesota. The note is secured by a lien on the land and building and a security interest in certain property, fixtures, and equipment. The note is also guaranteed by the Majority Stockholder.

     In December 1999, the Company entered into a credit agreement with North American Banking Company (NABC). The agreement consists of a $600,000 unsecured note, which is payable at maturity in December 2001. The note requires monthly interest payments at NABC's prime rate. The proceeds of the note were used for the purchase of land. The credit agreement requires the Company to maintain certain financial covenants as to minimum tangible net worth and current ratio. As of December 31, 2000, the Company was in compliance with the provisions of the financial covenants of the credit agreement.

     In July 2000, the Company entered into a term loan credit agreement with U.S. Bank (the Term Loan). The Term Loan consists of a $1,650,000 note payable beginning September 1, 2000. The Term Loan requires monthly payments of principal and interest of $12,694. The proceeds of the note were used for the purchase of land. The Term Loan is secured by substantially all of the Company's inventory, equipment, and general intangibles. The Term Loan is guaranteed by the Majority Stockholder. Interest on the outstanding debt is equal to a floating rate equal to the sum of the adjusted Eurodollar rate (as defined) plus 1.9%. The outstanding principal together with all unpaid interest is due on August 1, 2005.

     NOTES PAYABLE - RELATED PARTIES - In 1999, the Majority Stockholder advanced the Company $500,000. The note payable required monthly payments of interest only at prime plus 0.5%. In April 2000, the Company entered into a nonmonetary exchange whereby the note payable to the Majority Stockholder was offset against the amount due from NuVision LLC (see Note
     6). The difference of $89,932 was recorded as a nonmonetary stockholder distribution.

6.   RELATED-PARTY TRANSACTIONS AND AGREEMENTS

     DUE FROM RELATED PARTY - As of December 31, 1999, the Company was owed $589,932 by NuVision LLC. NuVision LLC and the Company have the same Majority Stockholder. The balance due was repaid in a nonmonetary exchange in April 2000 (see Note 5).

     NOTES RECEIVABLE AND STOCK RECEIVED FROM RELATED PARTY - During 1998 and until June 1999, the Company utilized its credit facility to advance funds to Spectracom, Inc. (Spectracom), which was majority-owned by the Company's Majority Stockholder. In June 1999, Spectracom was sold to an unrelated third party and all amounts due to the Company were repaid. The advances to Spectracom were at a favorable interest rate to Spectracom, for which Spectracom compensated the Company by issuing 3,070,880 shares of Spectracom's common stock to the Company. Management of the Company estimated that the fair value of the stock granted to the Company was approximately $3,137,000, of which $1,605,000 was recorded as interest income in 1998 with the remaining amount of $1,532,000 reflected in the December 31, 1998 balance sheet as discount on notes receivable from related party. Upon receipt of the Spectracom stock, the Company distributed the Spectracom stock to the Company's stockholders. This discount was recorded as interest income ratably by the Company until June 1999, when the remaining discount was recognized as interest income when Spectracom was sold and repaid all amounts owed to the Company.

     MAJORITY STOCKHOLDER SALES OF COMMON STOCK - In April 2000, the Majority Stockholder sold 711,390 common shares of the Company to four current employees at $1.12 per share. This transaction has been accounted for in accordance with the AICPA's Accounting Interpretation No. 1 of APB Opinion No. 25. Accordingly, a charge to compensation expense was made to the extent the price was below the fair value of the shares sold and a corresponding entry was made to record additional paid-in capital of $5,494,699 in 2000.

7.   STOCK OPTION PLANS AND STOCK-BASED COMPENSATION

     STOCK OPTION PLANS - In June 1993, the Board approved the 1993 Stock Option Plan under which the Company has reserved 7,500,000 shares of common stock for the issuance of incentive stock options (ISO) and nonqualified stock options (NQO) to officers and other key employees. In July 2000, the Board approved the 2000 Stock Plan under which the Company has reserved 7,500,000 shares of common stock for the issuance of ISOs, NQOs, and restricted stock to executives, key employees, consultants, and directors. The provisions of the plans, as amended, state that the term of any ISO shall be fixed by the Board. However, no ISO shall be exercisable more than ten years after the date of grant. The term of any ISO granted to an employee who owns more than 10% of the combined voting power of all classes of stock of the Company is limited to no more than five years from the date of grant.

     For employees who do not own more than 10% of the combined voting power of all classes of stock of the Company, the ISO exercise price shall not be less than fair value at the date of grant. For employees who own more than 10% of the combined voting power of all classes of stock of the Company, the ISO exercise price shall not be less than 110% of the fair value at the date of grant. The NQO exercise price per share is any price deemed appropriate by the Board.

     Options on common shares granted and outstanding, as well as the weighted average exercise price, are shown below:


                                                       Options Outstanding
                                        ------------------------------------------------
                                                       Weighted               Weighted                  Weighted
                                                        Average     2000       Average                   Average
                                        1993 Stock     Exercise     Stock     Exercise       Options    Exercise
                                        Option Plan      Price      Plan        Price      Exercisable    Price

        Outstanding at December 31, 1999

         Granted                          2,420,310    $  3.96      357,495    $ 10.00
                                         ----------              ----------

        Outstanding at December 31, 2000  2,420,310       3.96      357,495      10.00      1,164,305   $   1.43
                                         ==========              ==========               ===========   ========

The following table summarizes information for options outstanding and exercisable at December 31, 2000:


                                                     Options Outstanding                    Options Exercisable
                                       ----------------------------------------------  ----------------------------
                                                          Weighted        Weighted                       Weighted
                                                           Average         Average                        Average
                                         Number of        Remaining       Exercise        Number of      Exercise
          Range of Prices                 Shares            Life            Price          Shares          Price

           $   1.12                       1,307,310        9.3 years       $   1.12        1,124,310      $  1.12
               6.00                         600,500        9.3                 6.00
               8.00                         300,000        9.5                 8.00
              10.00                         569,995        9.6                10.00           39,995        10.00
                                        -----------                                     ------------
                                          2,777,805        9.4                 5.44        1,164,305         1.43
                                        ===========                                     ============

     As of December 31, 2000, there were 5,079,690 and 7,142,505 shares available for grant under the 1993 Stock Option Plan and 2000 Stock Plan, respectively.

     STOCK-BASED COMPENSATION - Stock options granted during 2000 contained exercise prices that were management's best estimate of fair value of the underlying common stock on the date of grant. However, subsequent to the grant date, management concluded that certain grants, which occurred after the Company's development of a new high-volume MBE system, may not have fully reflected the impact of this event. Management has concluded that for the grants made in April and May 2000, the fair value per share on the date of grant was $8.84. For subsequent grants, management has concluded that the fair value per share was $10.00. During 2000, compensation cost aggregated $12,403,082, which will be amortized to expense over the three-year vesting period of the options. This compensation is being recognized on an accelerated basis using the model presented in paragraph 24 of FIN 28. Accordingly, amortization of these options, which vest over three years, will be approximately 48%, 37%, and 15%, respectively. However, in August 2000, vesting was accelerated on 1,124,310 options originally issued in April 2000 to two officers of the Company. This accelerated vesting resulted in a new measurement date and a noncash charge of $8,684,170. For the year ended December 31, 2000, compensation expense related to these grants aggregated $10,210,151.

     PRO FORMA DISCLOSURES - As described in Note 2, the Company uses the intrinsic value method to measure compensation expense associated with grants of stock options to employees. If the Company had used the fair value method to measure compensation, the Company's pro forma net loss would have been approximately $19,200,000 for the year ended December 31, 2000.

     The fair value of each option grant was estimated on the grant date using the Black-Scholes option pricing model with the following weighted average assumptions during the year ended December 31, 2000:

     Expected life of option grants                                   3 years
     Risk-free interest rate                                             6.0%
     Volatility                                                          0.0%
     Dividend yield                                                      0.0%

     The Black-Scholes option pricing model was designed to value readily tradable stock options with relatively short lives. However, management believes that the assumptions used to value the options and the model applied yield a reasonable estimate of the fair value of the grants made under the circumstances.

8.   EMPLOYEE PERFORMANCE PLAN

     The Company had a nonqualified employee performance plan (the Plan). The Plan provided for an annual discretionary award of performance units determined by the Board. The value per unit was determined at the end of the current year based on cumulative adjusted net income, as defined, for the three-year period then ended. The Company recognized expense for units granted in the current year and the change in the value of the unpaid units granted in prior years. Units exercised in a given year were paid in cash at the value per unit determined on the last calendar year-end. The Company expensed approximately $16,000 and $468,500 related to the Plan during 2000 and 1999, respectively. During 2000 and 1999, the Company paid $22,648 and $104,305 to participants who redeemed 5,662 and 34,538 units, respectively. Prior to the Plan's termination, the value of a performance unit as of December 31, 2000 was $0.772.

     As of December 31, 2000, the Plan was terminated by the Board. In connection with the termination of the Plan, the Company approved a plan to grant options to purchase shares of the Company's restricted common stock in exchange for the performance units.

     In exchange for the employees' (the Optionees) performance units in and all rights under the Plan, including all rights to receive cash under the Plan, the Company granted options on January 1, 2001 to the Optionees to purchase shares of restricted common stock. Each option received in exchange for a performance unit has an exercise price of $0.05 per share and was 100% vested upon grant. Upon exercise of the option, the Optionees shall receive shares of the Company's restricted common stock. The Optionees agree that the shares of restricted stock shall not be sold, exchanged, transferred, pledged, hypothecated, or otherwise disposed of until the earlier of the following: (1) six months after the consummation of a firm commitment, underwritten initial public offering of the Company's common stock; or (2) a sale of the Company (as defined). However, a one-time exception allowed Optionees to sell their stock to the Company for cash on March 15, 2001. Certain employees exercised options for 83,440 shares of common stock and subsequently sold those shares to the Company at the Plan's termination value. The difference between the termination value of a performance unit and the exercise price of the options for these employees aggregated $60,243. This amount is recorded as a current liability at December 31, 2000.

     In connection with the termination of the Plan, the Company recorded additional paid-in capital of $6,393,713 representing the value of the 1,655,400 options issued on January 1, 2001 to those employees not electing the one-time exception described above. The options issued in connection with the termination of the Plan are not included in the tables in Note 7. The Company recorded $5,198,514 of stock-based compensation in connection with the termination of the Plan based upon an independent third-party valuation.

9.   401(k) PLAN

     The Company adopted a 401(k) plan effective April 1995. Employees become eligible to participate in the 401(k) plan after their first month of employment. The 401(k) plan is intended to qualify under Section 401(k) of the Code, so that contributions to the 401(k) plan by employees or the Company and the investment earnings thereon are not taxable to the employees until withdrawn. If the 401(k) plan qualifies under Section 401(k) of the Code, the Company's contributions will be deductible when made. Employees may elect to reduce their current compensation by up to the statutorily prescribed annual limit of $10,500 in 2000 and to have those funds contributed to the 401(k) plan. The 401(k) plan permits, but does not require, the Company to make additional matching contributions on behalf of all participants. During 2000 and 1999, the Company did not make any contributions to the 401(k) plan.

10.  COMMITMENTS AND CONTINGENCIES

     LEASES - In 1998, the Company entered into an operating lease for its facility. In December 1999, the Company purchased its facility and an adjacent lot for $6,825,000 and canceled the operating lease. Rent expense prior to the lease cancellation totaled approximately $582,000 for the year ended December 31, 1999.

     PURCHASE COMMITMENT - At December 31, 2000, the Company had a contract with Kalway Construction Company for approximately $2,193,000 for construction of a new building adjacent to its Saint Paul, Minnesota facility. At December 31, 2000, approximately $842,000 of the contract had been paid. Such construction-in-progress is included in buildings on the balance sheet.

     LITIGATION - In the ordinary course of business, the Company is subject to various lawsuits, claims, and proceedings relating to the conduct of its businesses. The Company records liabilities when loss amounts are determined to be probable and reasonably estimable. Although the outcome of litigation cannot be predicted with certainty and some lawsuits, claims, or proceedings may be disposed of unfavorably to the Company, management believes, based on facts presently known, that the outcome of such legal proceedings and claims will not have a material adverse effect on the Company's financial position, liquidity, or future results of operations.

11.  SUBSEQUENT EVENTS

     SUBORDINATED NOTES - In February 2001, the Company issued $5,000,000 of a $10,000,000 commitment in subordinated notes to certain officers, directors, and stockholders of the Company. Interest at 10% per annum is payable semiannually in arrears, and the entire outstanding principal balance is due in February 2004. Subject to certain restrictions, the notes can be prepaid at any time in increments of $500,000 with the following penalties:

     Months                                           Penalty

     1 - 12                               5% fee on the amount of the prepayment
     13 - 24                              4% fee on the amount of the prepayment
     Over 24                              No prepayment penalty

     The notes are required to be prepaid without penalty upon an initial public offering (as defined), a change in control (as defined), or an event of default (as defined). The notes are unsecured and subordinated to all of the Company's existing and future indebtedness.

     In exchange for the $10,000,000 commitment in subordinated notes, the Company issued detachable warrants to purchase 1,150,000 shares of common stock. The warrants have an exercise price of $5.40 per share, contain certain antidilution provisions, and have a term of five years. The warrants were valued at approximately $1,088,000 based on the Black-Scholes option pricing model and will be accounted for as additional paid-in capital. The resulting discount on the subordinated notes will be amortized as additional interest expense over the term of the debt using the effective interest method.

     MERGER - On September 6, 2001, Veeco Instruments Inc. (Veeco) entered into an Agreement and Plan of Merger, (the Merger Agreement), by and among the Company, Veeco Acquisition Corp. (Acquisition), Veeco, and certain stockholders of the Company. On September 17, 2001, pursuant to the Merger Agreement, Acquisition merged with and into the Company. As a result, the Company became a wholly owned subsidiary of Veeco. Under the Merger Agreement, the stockholders of the Company received an aggregate of 3,883,460 shares of Veeco common stock and $29.8 million in cash. In addition, Veeco incurred acquisition costs and exchanged and assumed options and warrants of Applied Epi for options and warrants to purchase 1,021,248 shares of the Veeco's common stock. The assumed options and warrants were recorded at fair market value using the Black-Scholes option-pricing model. The merger will be accounted for using the purchase method of accounting.

APPLIED EPI, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET
(IN THOUSANDS)


(UNAUDITED)                                                              JUNE 30,
                                                                            2001
                                                                         --------
ASSETS
Current assets:
  Cash and cash equivalents                                              $    175
  Accounts receivable, net                                                  9,928
  Inventories                                                              14,160
  Prepaid expenses and other current assets                                   255
                                                                         --------
   Total current assets                                                    24,518

  Property, plant and equipment, net                                       12,921
  Other assets, net                                                         1,216
                                                                         --------
   Total assets                                                          $ 38,655
                                                                         ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                                       $  3,547
  Accrued expenses                                                          1,723
  Deferred profit                                                           7,974
   Current portion of long-term debt                                          716
  Line of credit                                                            1,216
                                                                         --------
   Total current liabilities                                               15,222

  Long-term debt, less current portion                                     10,005

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
  Preferred stock, $0.01 par value, 25,000,000 shares authorized, none issued and outstanding
  Common stock, $0.01 par value, 100,000,000 shares authorized,
   27,003,725 shares issued and outstanding                                   270
  Additional paid-in capital                                               25,991
  Deferred stock-based compensation                                        (1,473)
  Retained deficit                                                        (11,360)
                                                                         --------
   Stockholders' equity                                                    13,428
                                                                         --------
   Total liabilities and stockholders' equity                            $ 38,655
                                                                         ========

SEE NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED).

APPLIED EPI, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)


                                                          SIX MONTHS ENDED
                                                               JUNE 30,
                                                       -------------------------
                                                         2001             2000
                                                       --------         --------
Sales                                                  $ 18,939         $ 10,180
Cost of sales                                            10,252            5,237
                                                       --------         --------
Gross profit                                              8,687            4,943
Operating expenses:
   Selling, general and administrative expenses           3,713            2,140
   Research and development expenses                      1,973              747
   Stock-based compensation                                 720            7,224
   Other income, net                                        (37)              --
                                                       --------         --------
Operating income (loss)                                   2,318           (5,168)
Interest and other expense, net                             598               93
                                                       --------         --------
Net income (loss)                                      $  1,720         $ (5,261)
                                                       ========         ========


SEE NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED).

APPLIED EPI, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)
(UNAUDITED)


                                                                             SIX MONTHS ENDED
                                                                                  JUNE 30,
                                                                          -----------------------
                                                                            2001            2000
                                                                          -------         -------
OPERATING ACTIVITIES
Net income (loss)                                                         $ 1,720         $(5,261)
Adjustments to reconcile net income (loss) to net cash (used in)
   provided by operating activities:
   Depreciation and amortization                                              328             222
   Stock based compensation                                                   720           7,224
   Other, net                                                                  24              --
Changes in operating assets and liabilities:
   Accounts receivable                                                     (5,548)            722
   Inventories                                                             (5,298)         (3,181)
   Accounts payable                                                           917             697
   Accrued expenses, deferred profit and other current liabilities          6,500           1,554
   Other, net                                                                 278             (30)
                                                                          -------         -------
Net cash (used in) provided by operating activities                          (359)          1,947


INVESTING ACTIVITIES

Capital expenditures                                                       (2,323)         (2,868)
Proceeds from sale of property, plant and equipment                            10              --
                                                                          -------         -------
Net cash used in investing activities                                      (2,313)         (2,868)

FINANCING ACTIVITIES

Net repayments on line of credit                                           (1,738)             --
Net proceeds from borrowings of subordinated debt                           5,000              --
Distributions to stockholders                                                (874)           (218)
Net proceeds from issuance of long-term debt                                   --           1,546
Other                                                                         (24)             --
                                                                          -------         -------
Net cash provided by financing activities                                   2,364           1,328
                                                                          -------         -------
Net change in cash and cash equivalents                                      (308)            407
Cash and cash equivalents at beginning of period                              483           1,478
                                                                          -------         -------
Cash and cash equivalents at end of period                                $   175         $ 1,885
                                                                          =======         =======

SEE NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED).

APPLIED EPI, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 1 -- NATURE OF BUSINESS AND BASIS OF PRESENTATION

Applied Epi, Inc. and Subsidiaries (the Company) is a provider of epitaxial equipment and related components used to produce compound semiconductors for the fiber optic and wireless markets, as well as other consumer applications.

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements. The condensed consolidated balance sheet as of June 30, 2001, the condensed consolidated statements of operations and the condensed consolidated statements of cash flows for the six months ended June 30, 2001 and 2000 have been prepared by the Company without audit. The amounts as of and for the six months ended June 30, 2001 included within the Notes to Condensed Consolidated Financial Statements have also been prepared by the Company without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) considered necessary to present fairly the financial position, results of operations and statements of cash flows at June 30, 2001 and for the periods ended June 30, 2001 and 2000 have been made. Interim results are not necessarily indicative of the results that will be achieved for the year.

NOTE 2 -- INVENTORIES

Inventories consist of the following at June 30 (in thousands):


                                                                        JUNE 30,
                                                                         2001
                                                                       --------

     Raw materials                                                      $ 7,698
     Work-in-progress                                                     6,462
     Finished goods                                                          --
                                                                       --------
                                                                        $14,160
                                                                       ========

NOTE 3 -- SUBORDINATED NOTES

In February 2001, the Company issued $5.0 million of a $10.0 million commitment in subordinated notes to certain officers, directors, and stockholders of the Company. Interest at 10% per annum is payable semiannually in arrears, and the entire outstanding principal balance is due in February 2004. Subject to certain restrictions, the notes can be prepaid at any time in increments of $500,000 with the following penalties:

     Months                                           Penalty

     1 - 12                               5% fee on the amount of the prepayment
     13 - 24                              4% fee on the amount of the prepayment
     Over 24                              No prepayment penalty

The notes are required to be prepaid without penalty upon an initial public offering (as defined), a change in control (as defined), or an event of default (as defined). The notes are unsecured and subordinated to all of the Company's existing and future indebtedness.

In exchange for the $10.0 million commitment in subordinated notes, the Company issued detachable warrants to purchase 1,150,000 shares of common stock. The warrants have an exercise price of $5.40 per share, contain certain antidilution provisions, and have a term of five years. The warrants were valued at approximately $1,088,000 based on the Black-Scholes option pricing model and were accounted for as additional paid-in capital. The resulting discount on the subordinated notes is amortized as additional interest expense over the term of the debt using the effective interest method.

NOTE 4 - RECENT ACCOUNTING PRONOUNCEMENTS

In June 2001, the FASB issued SFAS No. 141, BUSINESS COMBINATIONS, and SFAS No. 142, GOODWILL AND OTHER INTANGIBLE ASSETS, effective for fiscal years beginning after December 15, 2001. Under the new rules, goodwill and other intangible assets deemed to have indefinite lives will no longer be amortized but will be subject to annual impairment tests in accordance with the Statements. Other intangible assets will continue to be amortized over their useful lives. In addition, Statement 141 eliminates the pooling-of-interests method of accounting for business combinations, except for qualifying business combinations that were initiated prior to July 1, 2001.

The Company will apply the new rules on accounting for goodwill and other intangible assets beginning in the first quarter of 2002. During 2002, the Company will perform the first of the required impairment tests of goodwill and other intangible assets as of January 1, 2002. As of June 30, 2001, the Company has not yet determined what the effect these standards will have on the earnings or financial position of the Company.

NOTE 5 - COMMITMENTS AND CONTINGENCIES

PURCHASE COMMITMENT

At December 31, 2000, the Company had a contract with Kalway Construction Company for approximately $2.2 million for construction of a new building adjacent to its Saint Paul, Minnesota facility. During February 2001, the construction of the new building was completed and the contract was paid in full.

NOTE 6 - SUBSEQUENT EVENT

On September 6, 2001, Veeco Instruments Inc. (Veeco) entered into an Agreement and Plan of Merger, (the Merger Agreement), by and among the Company, Veeco Acquisition Corp. (Acquisition), Veeco, and certain stockholders of the Company. On September 17, 2001, pursuant to the Merger Agreement, Acquisition merged with and into the Company. As a result, the Company became a wholly owned subsidiary of Veeco. Under the Merger Agreement, the stockholders of the Company received an aggregate of 3,883,460 shares of Veeco common stock and $29.8 million in cash. In addition, Veeco incurred acquisition costs and exchanged and assumed options and warrants of Applied Epi for options and warrants to purchase 1,021,248 shares of the Veeco's common stock. The assumed options and warrants were recorded at fair market value using the Black-Scholes option-pricing model. The merger consideration was determined by arm's-length negotiations among the respective parties. The merger will be accounted for using the purchase method of accounting. In connection with the merger, the subordinated notes, which are required to be prepaid without penalty upon a change in control, will be repaid.

UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma combined condensed consolidated financial statements are presented to give effect to the purchase agreement and the acquisition of Applied Epi, Inc. (Applied Epi) under the purchase method of accounting. The balance sheet assumes that the Applied Epi acquisition had been consummated on June 30, 2001. The statements of operations for the year ended December 31, 2000 and for the six months ended June 30, 2000 and 2001, assume that the acquisition of Applied Epi had been consummated on January 1, 2000. The pro forma financial statements are not necessarily indicative of the results of operations or the financial position which would have occurred had the Applied Epi acquisition been consummated at such times, nor are they necessarily indicative of the results of future results of operations or financial position. The allocation of the purchase price of Applied Epi has been determined by an independent appraisal and reflects the fair value of any adjustments to assets and liabilities. The unaudited pro forma combined condensed consolidated financial statements should be read in conjunction with the historical condensed consolidated financial statements of Veeco Instruments Inc., and Subsidiaries ("Veeco" or "the Company") including notes thereto, and the financial statements of Applied Epi, Inc., included herein, including the notes thereto.

VEECO INSTRUMENTS INC. AND SUBSIDIARIES

PRO FORMA COMBINED CONDENSED CONSOLIDATED BALANCE SHEETS

JUNE 30, 2001
(IN THOUSANDS)

(UNAUDITED)

                                                                            PRO FORMA             PRO FORMA
                                                                           ADJUSTMENTS            AS ADJUSTED
                                                     HISTORICAL           FOR APPLIED EPI       FOR APPLIED EPI
                                                 VEECO      APPLIED EPI   ACQUISITION (NOTE 1)    ACQUISITION
---------------------------------------------------------------------------------------------------------------
ASSETS
CURRENT ASSETS:
Cash and cash equivalents                      $  60,241      $     175      $ (34,800)(a)     $  25,616
Short-term investments                            27,629             --             --            27,629
Accounts receivable, net                          86,191          9,928          3,399 (b)        99,518
Inventories, net                                 134,958         14,160          1,533 (c)       150,651
Prepaid expenses and other current assets          9,467            255             --             9,722
Deferred income taxes                             36,769             --          2,333 (d)        39,102
                                               ---------      ---------      ---------         ---------
Total current assets                             355,255         24,518        (27,535)          352,238

Property, plant & equipment, net                  62,981         12,921             --            75,902
Excess cost over net assets acquired, net         13,437             --        101,615 (e)       115,052
Other assets, net                                 10,639          1,216         48,500 (e)        60,355
                                               ---------      ---------      ---------         ---------
Total assets                                   $ 442,312      $  38,655      $ 122,580         $ 603,547
                                               =========      =========      =========         =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable                               $  33,325      $   3,547            $--         $  36,872
Accrued expenses                                  58,990          1,723          5,665 (f)        66,378
Deferred gross profit                             19,954          7,974         (3,476)(g)        24,452
Current installment of long-term debt              1,293            716             --             2,009
Revolving line of credit                           2,106          1,262             --             3,368
                                               ---------      ---------      ---------         ---------
Total current liabilities                        115,668         15,222          2,189           133,079
Long-term debt, less current portion              13,960         10,005         (5,000)(a)        18,965
Other non-current liabilities                      1,216             --             --             1,216
Deferred tax liability                             2,629             --         22,663 (d)        25,292

STOCKHOLDERS' EQUITY
Common stock                                         248            270           (232)(h)           286
Additional paid-in-capital                       230,797         25,991         97,127 (h)       353,915
Retained earnings (deficit)                       81,048        (11,360)         4,360 (h)        74,048
Cumulative translation adjustment                 (2,957)            --             --            (2,957)
Deferred stock-based compensation                     --         (1,473)         1,473 (h)            --
Other components of stockholders' equity            (297)            --             --              (297)
                                               ---------      ---------      ---------         ---------
Total stockholders' equity                       308,839         13,428        102,728           424,995
                                               ---------      ---------      ---------         ---------
Total liabilities and stockholders' equity     $ 442,312      $  38,655      $ 122,580         $ 603,547
                                               =========      =========      =========         =========

SEE NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED FINANCIAL INFORMATION.

VEECO INSTRUMENTS INC. AND SUBSIDIARIES

PRO FORMA COMBINED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2000
(IN THOUSANDS)

(UNAUDITED)

                                                                                           PRO FORMA            PRO FORMA
                                                                                          ADJUSTMENTS          AS ADJUSTED
                                                                  HISTORICAL            FOR APPLIED EPI       FOR APPLIED EPI
                                                              VEECO        APPLIED EPI  ACQUISITION (NOTE 2)   ACQUISITION
-----------------------------------------------------------------------------------------------------------------------------
Sales                                                        $ 386,668      $  24,885      $      --         $ 411,553
Cost of sales                                                  227,838         13,801             --           241,639
                                                             ---------      ---------      ---------         ---------
Gross profit                                                   158,830         11,084             --           169,914

Selling, general and administrative expense                     78,861          5,353             --            84,214
Research and development expense                                53,904          2,177             --            56,081
Amortization expense                                             3,736             --         11,552 (i)        15,288
Other expense (income), net                                        929             --             --               929
Merger and reorganization expense                               14,206             --             --            14,206
Asset impairment charge                                          3,722             --             --             3,722
Stock-based compensation                                            --         20,903             --            20,903
Non-recurring finance charge                                        --            523             --               523
                                                             ---------      ---------      ---------         ---------
Operating income (loss)                                          3,472        (17,872)       (11,552)          (25,952)
Interest (income)/expense, net                                  (1,307)           506          1,308 (j)           507
                                                             ---------      ---------      ---------         ---------
Income (loss) before income taxes and cumulative
     effect of change in accounting  principle                   4,779        (18,378)       (12,860)          (26,459)
Income tax provision (benefit)                                   4,277             --        (10,933)(k)        (6,656)
                                                             ---------      ---------      ---------         ---------
Income (loss) before cumulative effect of
     change in accounting principle                          $     502      $ (18,378)     $  (1,927)        $ (19,803)
                                                             =========      =========      =========         =========

Income (loss) per common share before cumulative
     effect of change in accounting principle                $    0.02                                       $   (0.72)
Diluted income (loss) per common share before cumulative
     effect of change in accounting principle                $    0.02                                             N/A

Weighted average shares outstanding                             23,805                                          27,688
Diluted weighted average shares outstanding                     25,128                                             N/A


SEE NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED FINANCIAL INFORMATION.

VEECO INSTRUMENTS INC. AND SUBSIDIARIES

PRO FORMA COMBINED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2000
(IN THOUSANDS)

(UNAUDITED)


                                                                                 PRO FORMA            PRO FORMA
                                                                                 ADJUSTMENTS         AS ADJUSTED
                                                          HISTORICAL            FOR APPLIED EPI    FOR APPLIED EPI
                                                      VEECO     APPLIED EPI   ACQUISITION (NOTE 2)   ACQUISITION
------------------------------------------------------------------------------------------------------------------

Sales                                               $ 189,155      $  10,180      $      --         $ 199,335
Cost of sales                                         119,792          5,237             --           125,029
                                                    ---------      ---------      ---------         ---------
Gross profit                                           69,363          4,943             --            74,306

Selling, general and administrative expense            36,286          2,140             --            38,426
Research and development expense                       27,408            747             --            28,155
Amortization expense                                    1,485             --          7,526 (i)         9,011
Other expense (income), net                                41             --             --                41
Merger and reorganization expense                      14,206             --             --            14,206
Asset impairment charge                                 3,722             --             --             3,722
Stock-based compensation                                   --          7,224             --             7,224
                                                    ---------      ---------      ---------         ---------
Operating loss                                        (13,785)        (5,168)        (7,526)          (26,479)
Interest (income)/expense, net                           (521)            93            654 (j)           226
                                                    ---------      ---------      ---------         ---------
Loss before income taxes and cumulative effect
     of change in accounting principle                (13,264)        (5,261)        (8,180)          (26,705)
Income tax benefit                                     (5,186)            --         (4,704)(k)        (9,890)
                                                    ---------      ---------      ---------         ---------
Loss before cumulative effect of change
     in accounting principle                        $  (8,078)     $  (5,261)     $  (3,476)        $ (16,815)
                                                    =========      =========      =========         =========

Loss per common share before cumulative
     effect of change in accounting principle       $   (0.35)                                      $   (0.62)
Diluted loss per common share before cumulative
     effect of change in accounting principle             N/A                                             N/A

Weighted average shares outstanding                    23,253                                          27,136
Diluted weighted average shares outstanding               N/A                                             N/A


SEE NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED FINANCIAL INFORMATION.

VEECO INSTRUMENTS INC. AND SUBSIDIARIES
PRO FORMA COMBINED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2001
(IN THOUSANDS)

(UNAUDITED)


                                                                             PRO FORMA            PRO FORMA
                                                                            ADJUSTMENTS          AS ADJUSTED
                                                      HISTORICAL             FOR APPLIED EPI   FOR APPLIED EPI
                                                   VEECO     APPLIED EPI  ACQUISITION (NOTE 2)   ACQUISITION
--------------------------------------------------------------------------------------------------------------
Sales                                           $ 240,723      $  18,939      $      --         $ 259,662
Cost of sales                                     127,935         10,252             --           138,187
                                                ---------      ---------      ---------         ---------
Gross profit                                      112,788          8,687             --           121,475

Selling, general and administrative expense        42,979          3,713             --            46,692
Research and development expense                   31,116          1,973             --            33,089
Amortization expense                                2,317             --          4,026 (i)         6,343
Other expense, net                                  1,632            (37)            --             1,595
Reorganization expense                              1,000             --             --             1,000
Stock-based compensation                               --            720             --               720
                                                ---------      ---------      ---------         ---------
Operating income (loss)                            33,744          2,318         (4,026)           32,036
Interest (income)/expense, net                     (1,163)           598            654 (j)            89
                                                ---------      ---------      ---------         ---------
Income (loss) before income taxes                  34,907          1,720         (4,680)           31,947
Income tax provision (benefit)                     12,034             --         (1,036)(k)        10,998
                                                ---------      ---------      ---------         ---------
Net income (loss)                               $  22,873      $   1,720      $  (3,644)        $  20,949
                                                =========      =========      =========         =========

Net income per common share                     $    0.93                                       $    0.73
Diluted net income per common share             $    0.91                                       $    0.71

Weighted average shares outstanding                24,722                                          28,605
Diluted weighted average shares outstanding        25,222                                          29,412


SEE NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED FINANCIAL INFORMATION.

PRO FORMA COMBINED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 -- PRO FORMA BALANCE SHEET ADJUSTMENTS

On September 17, 2001, Veeco acquired Applied Epi in a business combination accounted for as a purchase. Under the merger agreement, the stockholders of Applied Epi received an aggregate of 3,883,460 shares of Veeco common stock and $29.8 million in cash. In addition, Veeco incurred acquisition costs and exchanged and assumed options and warrants of Applied Epi for options and warrants to purchase 1,021,248 shares of Veeco's common stock. The assumed options and warrants were recorded at fair market value using the Black-Scholes option-pricing model. The following notes explain the pro forma adjustments:

      (a) Adjustment to record the $29.8 million cash payment to the stockholders' of Applied Epi and the repayment of Applied Epi's subordinated debt of $5.0 million.

      (b) Adjustment to record a $3.4 million increase to accounts receivable, to conform Applied Epi's treatment of customer deposits to Veeco's methodology. This has no effect on the statement of operations.

      (c) Adjustment to record a $1.5 million step-up in the fair value of inventory.

      (d) Adjustment to record a deferred tax asset of $2.3 million and a $22.7 million deferred tax liability to reflect the difference between the book and tax basis of Applied Epi's net assets. Prior to the merger, Applied Epi was an S Corporation and did not provide deferred taxes at the corporation level. In addition, a significant portion of the deferred tax liability results from the step up in basis of assets, associated with the merger being accounted for using the purchase method.

      (e) Adjustment to record $101.6 million of the excess purchase price over the net assets acquired in connection with Veeco's purchase of Applied Epi and $55.5 million of other intangible assets acquired through the acquisition of Applied Epi, off-set by a $7.0 million write-off of purchased in-process technology.

      (f) Adjustment to record acquisition costs of $2.9 million and to reclass customer deposits of $2.8 million, in connection with adjustment (b).

      (g) Adjustment to record the decrease of $3.5 million in deferred gross profit to recognize the fair value of the liability assumed.

      (h) Adjustment to record the elimination of the historical equity of Applied Epi including $27.0 million shares of common stock, $26.0 million of additional paid-in-capital, $11.4 million of retained deficit and $1.5 million of deferred stock-based compensation. In addition, this adjustment also records the fair market value of the shares, options and warrants issued in the merger with Applied Epi aggregating $120.3 million.

NOTE 2 - PRO FORMA STATEMENTS OF OPERATIONS ADJUSTMENTS

Details of the pro forma adjustments relating to the acquisition and financing are set forth below:

      (i) Adjustment to record the amortization expense related to the amortizable intangible assets acquired. The intangible assets acquired are comprised of the following: $41.0 million of core technology, amortized over approximately six years; $1.0 million of non-compete agreements, amortized over three years; $4.5 million of customer related intangibles, amortized principally over six months and $2.0 million of trademarks and trade names, amortized over ten years.

      (j) Adjustment to record the reduction of interest income, due to the use of $32.7 million of cash related to the purchase of Applied Epi.

      (k) Adjustment to record an income tax provision (benefit) for Applied Epi and pro forma adjustments using a 35% tax rate. Prior to the merger, Applied Epi was an S Corporation and was not taxed at the Corporation level.

The pro forma adjustments included in the income statements do not give effect to the impact on gross profit of the adjustment to increase inventory by approximately $1.5 million to its estimated fair value. The pro forma adjustments also do not give effect to the impact on sales and gross profit of the adjustment to decrease deferred gross profit by approximately $3.5 million to its estimated fair value. Such adjustments, as of the June 30, 2001 balance sheet, were required under the purchase method of accounting.

                                   SIGNATURES

      Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 30, 2001

                                    VEECO INSTRUMENTS INC.
                                    (Registrant)


                                    By:  /s/ John P. Kiernan
                                       ----------------------------------------
                                          John P. Kiernan
                                          Vice President, Finance and
                                          Corporate Controller

                                  EXHIBIT INDEX

      Exhibit          Description of Document
      -------          -----------------------
      23.1             Consent of Deloitte & Touche LLP